UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 4 TO
                                    FORM SB-2
                            SEC FILE NO.: 333-121613



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SCALA MINERALS, INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number)   Identification No.)
incorporation or
organization)

                              Scala Minerals, Inc.
                           Elena Krioukova, President
                          318 Homer Street, Suite 400,
                           Vancouver, British Columbia
                                 Canada V6B 2V2
                            Telephone: (778) 858-9887
                            Facsimile: (604) 602-7593
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                           Empire Stock Transfer Inc.
                        7251 West Lake Mead Blvd, Ste 300
                            Las Vegas, Nevada, 89128
                            Telephone: (702) 562-4091
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $ 1,002,800       $0.20     $ 1,002,800    $ 127.05
-----------------------------------------------------------------------

(1) Based on the last sales price on July 09, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated August 9, 2005

                                   PROSPECTUS
                               SCALA MINERALS,INC.
                                5,014,000 SHARES
                                  COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The selling shareholders will sell our shares at $0.20 per share. We determined this offering price based upon the price of the last sale of our common stock to investors.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: August 9, 2005

                                Table Of Contents
                                                              PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
   -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8

  -  Even if we discover commercial reserves of precious metals on the Shore claim, we may not be able to
     successfully obtain commercial production ................  8

  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ......................................  8
  -  Because our  directors  own 37.43% of our  outstanding
     stock,  they could control and make corporate decisions
     that may be disadvantageous to other minority stockholders..8
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9
  -  Because management has no technical experience in mineral exploration, our business has a high risk of failure......  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ....................................  9
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Securityholders ....................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons.. 15 Security Ownership of Certain Beneficial Owners and Management 16
Description of Securities ..................................... 17
Interest of Named Experts and Counsel ......................... 18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 18
Organization Within Last Five Years ........................... 19
Description of Business ....................................... 19
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 26
Market for Common Equity and Related Stockholder Matters ...... 26
Executive Compensation ........................................ 27
Financial Statements .......................................... 28
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure................. ......................... 51

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have only conducted initial exploration on our sole mineral property, the Shore mineral claim (the "Shore claim") located in the Nicola Mining Division of British Columbia, Canada. Scala Minerals Inc. ("Scala") was granted an option to acquire a 100% interest in the Shore mineral claim.

In order to exercise the option with respect to the Shore claim, we must:

o    make cash payments of:

     - $3,000 by July 2, 2004 (which we paid);  and
     - an  additional  $10,000 by  December 1, 2005.

o    incur exploration work on the claim of at least:

     - $10,000 by January 1, 2006;
     - an additional  $45,000 by July 1, 2006; and
     - an additional $100,000 by July 1, 2007.

We have incurred $2,011 in exploration expenditures on the Shore claim.

Our objective is to conduct mineral exploration activities on the Shore claim in order to assess whether it possesses economic reserves of silver, copper and gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We are not a blank check company. We have a specific business plan to explore and develop the Shore claim. We have completed an initial review of the property and will proceed with additional exploration in accordance with the independent geological report we commissioned. Our management does not intend to acquire or merge with another company in the foreseeable future.

We were incorporated on June 2, 2004, under the laws of the state of Nevada. Our principal offices are located at 400 Homer Street, Suite 318, Vancouver, British Columbia, Canada. Our telephone number is (604)602-7591.


The Offering:

Securities Being Offered     Up to 5,014,000 shares of common stock.

Offering Price               The selling shareholders will sell our shares
                             at $0.20 per share. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders  will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will   conclude   when  all  of  the
                             5,014,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             8,014,000 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of  the   common  stock   to  be  sold  under  this
                             prospectus  will be sold by  existing shareholders.

Use of Proceeds              We will not receive any  proceeds from the sale  of
                             the  common  stock  by  the  selling  shareholders.

Summary Financial Information

Balance Sheet Data                September 30, 2004     June 30, 2005
                                       (audited)          (unaudited)

Cash                                    $25,764             $16,373
Total Assets                            $25,764             $16,373
Liabilities                             $ 4,400              $5,209
Total Stockholders' Equity              $21,364             $11,164

Statement of Loss and Deficit

                  From Incorporation on
             June 2, 2004 to June 30, 2005
                        (unaudited)

Revenue                   $     0
Net Loss and Deficit     ($17,636)



                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Shore claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of August 9, 2005, we had cash in the amount of $15,682. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Shore claim. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Shore claim is greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.


We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, silver and gold investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Shore claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.


BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Shore claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 2, 2004 and to date have been involved primarily in organizational activities and the acquisition of the option in the mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Shore claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.


There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of copper is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Shore claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.


WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended September 30, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.


EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SHORE CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Shore claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.


IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Shore claim, we will incur modest regulatory compliance costs.


In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTOR OWNS 37.43% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our director owns approximately 37.43% of the outstanding shares of our common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. She will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mrs. Elena Krioukova only spends approximately 20% of her business time providing her services to us. While Mrs. Krioukova presently possesses adequate time to attend to our interests, it is possible that the demands on Mrs. Krioukova from her other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.



Our sole director, Elena Krioukova, has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price


The selling shareholders will sell our shares at $0.20 per share. We determined this offering price, based upon the price of the last sale of our common stock to investors.


                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 5,014,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the 14,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 9, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                        Total Number
                                        Of Shares To    Total Shares  Percent
                                        Be Offered For  Owned Upon    Owned Upon
Name Of                Shares Owned     Selling         Completion    Completion
Selling                Prior To This    Shareholders    Of This       Of This
Stockholder            Offering         Account         Offering      Offering
--------------------------------------------------------------------------------

Stoyan Karagiozov        500,000         500,000        Nil           Nil
2619 Ontario Street,
Vancouver, BC

Elena Stepanova          500,000         500,000        Nil           Nil
6071 Azure Road
Richmond, BC

Oleg Stepanov            500,000         500,000        Nil           Nil
6071 Azure Road
Richmond, BC

Nadejda Jirniaguina      500,000         500,000        Nil           Nil
219 East 12th Avenue,
Vancouver, BC

Elena Dubman             500,000         500,000        Nil           Nil
8511 Cumberland Place,
Ste 32
Burnaby, BC

Michael Dubman           500,000         500,000        Nil           Nil
3451 East 51st Avenue
Vancouver, BC

Elena Ilina              200,000         200,000        Nil           Nil
219 East 12th Avenue
Vancouver, BC

Allanah Stevens          200,000         200,000        Nil           Nil
1133 Barclay Street,
Suite 201
Vancouver, BC

Ani Karagiozova          200,000         200,000        Nil           Nil
2619 Ontario Street,
Vancouver, BC

Alexei Jirniaguine       200,000         200,000         Nil          Nil
219 East 12th Avenue,
Vancouver, BC

M.Alix Simpson           200,000         200,000         Nil          Nil
21086 43rd Avenue,
Langley, BC

Erik Bailey              200,000         200,000         Nil          Nil
5380 Sussex Avenue,
Burnaby, BC

                                     Total Number
                                     Of Shares To     Total Shares   Percent
                                     Be Offered For   Owned Upon     Owned Upon
Name Of              Shares Owned    Selling          Completion     Completion
Selling              Prior To This   Shareholders     Of This        Of This
Stockholder          Offering        Account          Offering       Offering
--------------------------------------------------------------------------------

Ekaterina Krioukova    200,000       200,000           Nil           Nil
939 Homer Street,
Suite #2703
Vancouver, BC

Matthew Steele         200,000       200,000           Nil           Nil
1216 4th Avenue,
Suite #2
New Westminster, BC

Drew Simpson           200,000       200,000           Nil           Nil
21086 43th Avenue,
Langley, BC

Thomas Steele          200,000       200,000           Nil           Nil
1216 4th Avenue,
Suite #2
New Westminster, BC

Aliaksandr Monich        1,000         1,000           Nil           Nil
2788 Watson Street,
Vancouver, BC

Ihar Markhvida           1,000         1,000           Nil           Nil
2788 Watson Street,
Vancouver, BC

Sean Bingham             1,000         1,000           Nil           Nil
3587 West 38th Avenue,
Vancouver, BC

Caitlin Krantz           1,000         1,000           Nil           Nil
2272 East 32nd Avenue
Vancouver, B.C.

John E. Simpson          1,000         1,000           Nil           Nil
21086 43rd Avenue
Langley, BC

Ryan Vachon              1,000         1,000           Nil          Nil
7569 Humphries Court,
Suite 3,
Burnaby, BC

Kelly Vachon             1,000         1,000           Nil          Nil
2920 East 54th Avenue,
Vancouver, BC

Sanja Sivic              1,000         1,000           Nil          Nil
4888 Hazel Street,
Suite 501
Burnaby, BC

                                     Total Number
                                     Of Shares To     Total Shares    Percent
                                     Be Offered For   Owned Upon      Owned Upon
Name Of               Shares Owned   Selling          Completion      Completion
Selling               Prior To This  Shareholders     Of This         Of This
Stockholder           Offering       Account          Offering        Offering
--------------------------------------------------------------------------------

Milica Sivic             1,000         1,000           Nil          Nil
4888 Hazel Street,
Suite 501
Burnaby, BC

Abid Sivic               1,000         1,000           Nil          Nil
4888 Hazel Street,
Suite 501
Burnaby, BC

Lioudmila Tchvialeva     1,000         1,000           Nil          Nil
2788 Watson Street,
Vancouver, BC

Matthew M. Hora          1,000         1,000           Nil          Nil
1592 SW Marine Drive,
Suite 207
Vancouver, BC

Jason M LeGoff           1,000         1,000           Nil          Nil
426 West 12th Avenue,
Suite 1B,
Vancouver, BC


Alix Simpson             1,000         1,000           Nil          Nil
21086 43rd Ave.
Langley, BC

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,014,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.20 per share. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Such sales shall be made at a price of $0.20 per share for the duration of the offering.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. For the duration of the offering, such sales shall occur at a price of $0.20 per share. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.


We are bearing all costs relating to the registration of the common stock. These are estimated to be $10,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.


Selling shareholders and broker-dealers who execute sales for the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The number of shares to be sold, the name of the selling shareholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is Empire Stock Transfer Inc., 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada, 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Elena Krioukova                  43

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Elena Krioukova                  43             President, Chief
                                                Executive Officer and
                                                Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mrs. Elena Krioukova has acted as our President, chief executive officer, secretary, treasurer and as a director since our incorporation on June 2, 2004. Mrs. Krioukova graduated from university and earned her engineering degree in 1983. From 1983 to 1994, she worked as a mechanical engineer at JSC Novosibirsk Chemical Concentrates Plant in Novosibirsk, Russia. JSC Novosibirsk Chemical Concentrates Plant, whose website is found at http://www.nccp.ru/EN, is engaged in nuclear fuel powder and pellets production; fuel rods manufacturing for power, commercial and research reactors as well as production of a wide range of lithium products. From 1997 to 2000 Mrs. Krioukova worked as an accountant with Westmar Consultants, a Vancouver-based engineering firm. From 2000 to present, she has provided financial statement preparation and EDGAR formatting services to private and public companies through EdgarAgent Filing Services Inc., of 318 Homer Street, Suite 400, Vancouver, British Columbia, her private consulting firm. Ms. Krioukova does not have any professional training or credentials in accounting.

Mrs. Krioukova does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mrs. Krioukova intends to devote approximately 20% of her business time to our affairs.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Elena Krioukova                   3,000,000      37.43%
Stock          President, Chief
               Executive Officer
               Secretary and Treasusrer
               and a Director
               318 Homer Street, Suite 400
               Vancouver, B.C., Canada

Common          Stoyan Karagiozov                  500,000       6.23%
Stock           2619 Ontario Street
                Vancouver, B.C., Canada

Common          Elena Stepanova                    500,000       6.23%
Stock           6071 Azure Road
                Richmond, B.C., Canada

Common          Oleg Stepanov                      500,000       6.23%
Stock           6071 Azure Road
                Richmond, B.C., Canada

Common          Nadejda Jirniaguina                500,000       6.23%
Stock           219 East 12th Avenue
                Vancouver, B.C., Canada

Common          Elena Dubman                       500,000       6.23%
Stock           8511 Cumberland Place, Ste 32
                Burnaby, B.C., Canada

Common          Michael Dubman                     500,000       6.23%
Stock           3451 East 51st Avenue
                Vancouver, B.C., Canada

Common         All officers and directors        3,000,000      37.43%
Stock          as a group that consists of         shares
               one person


The percent of class is based on 8,014,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock


As of August 9, 2005, there were 8,014,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. Such stockholders do not need to hold a minimum percentage of our stock in order to constitute a quorum. Every stockholder is entitled to ten day's advance notice of such a meeting.


A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.


Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Craig J. Shaber has provided has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, CA's, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on June 2, 2004 under the laws of the state of Nevada. On that date, Elena Krioukova was appointed as our director. As well, Mrs. Krioukova was appointed as our president, chief executive officer, secretary and treasurer.



                             Description Of Business

In General

We have recently commenced operations as an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire a 100% interest in one mineral claim known as the Shore claim. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine. Legal feasibility refers to the completion of a survey of the Shore mineral claim in order to ensure that the mineralization that we intend to exploit is within the claim boundaries. The cost of such a survey is estimated to be $25,000.

Our plan of operation is to conduct exploration work on the Shore claim in order to ascertain whether it possesses economic quantities of gold, copper and silver. There can be no assurance that economic mineral deposits or reserves, exist on the Shore claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Our sole director, Elena Krioukova, has no professional training or technical credentials in the exploration, development and operation of mines. Management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Even if we complete our proposed exploration programs on the Shore claim and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Shore Claims Option Agreement

By an agreement dated July 6, 2004 with Mr. Larry Sostad, as amended June 30, 2005, Mr. Sostad agreed to grant us a 100% undivided right, title and interest in total of one mineral claim located in the Nicola Mining Division of British Columbia, Canada for:

     a)  cash payments totaling $13,000 as follows:

         -  $3,000  by July 2,  2004  (paid);  and
         - an  additional  $10,000  by December 1, 2005.

     b)  exploration expenditure commitments

     incurring, or causing to be incurred, exploration work on the claim totalling at least $155,000 by July 1, 2007, which work shall be conducted by us under the direction of a qualified geologist or project engineer, as follows:

         -  $10,000  in  expenditures  on the claim by  January  1,  2006;
         - an additional $45,000  in  expenditures on the claim by July 1, 2006;
           and
         - an additional $100,000 in expenditures on the claim by July 1, 2007.

     c)  assessment work

     paying, or causing to be paid, to Mr. Sostad, or on Mr. Sostad's behalf, as we may determine, all claim payments and assessment work required to keep the claim in good standing.

The Shore property is comprised of one mineral claim. If we decide that the mineral claim does not warrant further exploration, we may abandon our interest in that claim. However, we must provide the optionor of the property, Larry Sostad, with at least 60 days notice of our intention to abandon the claim. Mr. Sostad may then request that we provide him with documentation confirming his title rights to that mineral claim.

If we return the claim to Mr. Sostad in this fashion, it must have a minimum of one year of assessment work credited against it at the time of return. This means that if we abandon the claim, its expiry date cannot occur for at least one year. The current expiry date is February 15, 2006. We may extend this expiry date annually by conducting a minimum of $4,000 in exploration work on the property. These annual extensions may occur indefinitely.

For example, if we decided to abandon the Shore claim prior each of the following dates, we would have to incur the following exploration expenditure amounts prior to terminating the option agreement:

        Date of Termination              Amount of Assessment Work Due
        ------------------               -----------------------------

        Anytime prior to
        February 15, 2006                           $4,000

        Anytime from February
        15, 2006 to February 14, 2007               $8,000

        Anytime from February
        15, 2007 to February 14, 2008              $12,000

Any exploration expenditures that we incur in order to keep the Shore claim in good standing are also credited to our exploration expenditure commitments noted above.

Title to the Shore Claim

The Shore Claim consists of one mineral claim. The property originally consisted of two mineral claims. However, in June 2005, the property was converted into one mineral claim under British Columbia's new electronic, Internet based recording system. The total area of the claims has been expanded to 186.296 hectares. There are no other underlying agreements or interests in the property, other than our option described above.

This claim will only be valid as long as we spend a minimum of $4,000 in exploration work on each claim each year. Alternatively, we may pay the same amount per claims in cash to the British Columbia government in order to maintain the claims in good standing. This exploration work, or cash payments in lieu, will be due by February 15, 2006.

Specifics of the Shore mineral claim is as follows:

Claim Name        Claim Number   Date of Recording       Date of Expiry

Shore               508344      February 15, 2004     February 15, 2006

In order to keep the claim comprising the Shore claim in good standing, we must incur at least $4,000 in exploration work on the claim prior to February 15, 2006. The expiry date is thereby extended for an additional two years.

Description, Location and Access

The Shore claim is located in the Nicola Mining Division approximately 65 kilometers southwest of Kamloops and about 20 kilometers northeast of Merritt, British Columbia. The property is centered at 50(0)09'30" north latitude and 120(0)34'12" west longitude.

Topographic relief in the exploration area includes cliffy outcrops alternating with gently tilted slopes rising toward the hills. On average, the relief is moderate, ranging from about 620 meters to about 700 meters at the northern limits of the property. The area is semi-arid and vegetation consists of sage, willow and scarce pine. To the north, moderately dense stands of pine and fir trees with little underbrush alternate with talus cones.

Access to the property from Kamloops or Merritt is via highway 5A to Nicola and then by secondary paved road. The property lies 1.5 kilometers from the junction on the northern shore of the Nicola Lake. A paved road accesses the northern part of the property and a dirt road runs southward to the central part of the property.

Rock exposure varies within the property. The south area of the property has abundant rock exposure, but the northern part is covered by boulders, scree and glacial drift and overgrown with sage and grass. The thickness of topsoil and glacial drift may locally reach five meters.

The city of Kamloops is the closest industrial center that provides all services required to conduct mineral exploration.

There is no power source located on the Shore claim. We will need to use portable generators if we require a power source for exploration of the property.

Mineralization and Exploration History

The Shore claim are host to epithermal mineralization emplaced along northeast, north and north-northwest trending shear zones. Epithermal mineralization refers to zones of anomalous amounts of metals originally formed deep within the earth's crust from ascending lava. Shear zones are areas of deformed rock caused by its lateral movement created by pressure.

The shear zones are as much as three meters wide and are locally rimmed by quartz zones. Quartz is often found in close proximity to precious metals such as gold and silver. The rocks in these quartz zones contain cavities filled with limonite, clay and magnetite. Limonite and magnetite are both forms of iron oxide. The metals that we are seeking on the Shore claim are often present in places with high iron oxide content.

The earliest prospecting and exploration works were conducted on the property during the 1930s, when Nicola Mines and Metals Ltd. controlled a portion of the Shore claim area. The work included adit driving to explore copper, gold and silver mineralization. An adit is an opening driven horizontally into a side of a hill or mountain in order to access rock within.

During the 1970s and 1980s, geochemical and geophysical surveys, as well as some drilling, were conducted on the claim. Geochemical surveys involve gathering soil or pieces of rock from the property and sending them to a laboratory where they are crushed and analysed for metal content. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.

During these surveys, anomalous magnetic and electro-magnetic zones and copper-bearing areas were delineated. Magnetic surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks that are often found alongside base metals such as copper and precious metals such as gold and silver. Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration.

In November 2004, we retained Mr. Bohumil B. Molak, a professional geoscientist, to complete an initial review of the Shore claim. During his review of the property, he gathered a total of nine rock samples. The laboratory analysis of these samples resulted in the discovery of anomalous values of copper, gold and silver.

Geological Assessment Report: Shore Claim

We retained Bohumil B. Molak to prepare a geological summary report on the Shore claim. Dr. Molak is a professional geoscientist, which is a license granted by the Association of Professional Engineers and Geoscientists of British Columbia, which allows a person to practice geoscience in the province. Geoscience is the analysis of the earth's surface and sub-surface for the potential presence of minerals.

Dr. Molak graduated from the Comenius University, Czechoslavkia, with Bachelor of Science (Economic Geology), Master of Science (Economic Geology) and Doctor of Philosophy degrees. Since 1970, Dr. Molak has been involved in geological research, prospecting and exploration for metals.

Dr. Molak concludes that the Shore claim have the potential to contain gold mineralization at depth. He recommends a two-phase exploration program to further evaluate the Shore claim.

Phase I would consist of additional sampling of rock and soil from the property for metal analysis, as well as geophysical surveys to determine the potential for significant mineralization under the property surface. It is estimated that Phase I would take approximately seven days to complete. Compilation and interpretation of data would take an additional month.

Phase II would consist of geological mapping, additional sampling in prospective areas and trenching. Geological mapping involves plotting previous exploration data relating to the Shore claim on a map in order to determine the best property locations to conduct subsequent exploration work. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content. It is estimated that Phase I would take approximately seven days to complete. Compilation and interpretation of data would take an additional month.
The description of the steps involved in the two phase exploration program, namely sampling and geophysical surveys (phase one) and geological mapping, additional sampling in prospective areas and trenching (phase two), were included in Dr. Molak's geology report on the claim.


Proposed Budget

Approximate costs for the recommended two phase program are as following:


Phase One

Senior geologist:                               $2,450
Assistant:                                      $1,400
Geological, geochemical and
Geophysical surveys; sampling:                  $3,000
Assays:                                         $2,000
Transportation:                                 $1,000
Geological report:                              $3,000
Miscellaneous:                                  $1,300

Total:                                         $14,150

Phase Two:

Senior geologist:                               $2,450
Assistant:                                      $1,400
Geological mapping/sampling:                    $1,000
Trenching/channel sampling:                     $7,000
Assays:                                         $2,000
Transportation:                                 $1,000
Geological report:                              $3,000
Miscellaneous:                                  $1,900

Total:                                         $19,750

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         -        Dust   generation  will  have   to  be  minimal  or  otherwise
                  re-mediated;

         -        Dumping   of   material  on  the  surface  will  have  to   be
                  re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

We will not incur any costs in complying with existing or probable governmental regulations, including environmental laws, in conducting Phase I or Phase II of our intended exploration on the Shore claim.

We will be required to obtain work permits in order to proceed with a subsequent drilling program on the Shore claim and any subsequent exploration work that results in a physical disturbance to the land. A work permit is also required for the erection of structures on the property. The cost of complying with government regulation through any drilling stages should not exceed $10,000.

The amount of government regulatory and environmental costs during a potential production phase is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position. However, compliance costs could be as high as $100,000.

Employees

We have no employees as of the date of this prospectus other than our director.


Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Shore claim. We anticipate that the phase one program will cost approximately $14,150, while the phase two program will cost approximately $19,750.

We plan to commence the phase one exploration program on the Shore claim in June 2005. The program should take approximately up to one month to complete. We will then undertake the phase two work program during the summer of 2005. This program will also take approximately one month to complete.

We intend to retain Dr. Bohumil B. Molak, a professional geoscientist, to undertake the proposed exploration on the Shore claim given his familiarity with the property area. We do not have any verbal or written agreement regarding the retention of Dr. Molak for this exploration program, though he has verbally indicated that he will oversee the programs if his schedule permits.

We retained Dr. Molak to complete an initial review of the Shore claim and to provide us with a geological report regarding the property. For this work, we paid Dr. Molak $1,000.

As well, we anticipate spending an additional $10,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.


Total expenditures over the next 12 months are therefore expected to be $43,900. Our cash on hand as at August 9, 2005 is $15,682.

While we have enough cash on hand to cover the first phase of exploration on the Shore claim, we will require additional funding in order to proceed with the phase two program and to cover our anticipated administrative costs. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, there is no guarantee that we will be able to raise sufficient funding from the sale of our common stock. We do not have any arrangements in place for any future equity financing. We may also seek to obtain short-term loans from our director, although no such arrangement has been made.

Results Of Operations For The Period From Inception Through June 30, 2005

We have not earned any revenues from our incorporation on June 2, 2004 to June 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Shore claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $17,636 for the period from our inception on June 2, 2004 to June 30, 2005. These operating expenses were comprised of professional fees of $7,314, mineral property costs of $3,660, consulting fees of $1,000, travel costs of $800, office and sundry costs of $1,199, assay costs of $211 and filing fees of $3,452.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We have an option to acquire a 100% interest in one mineral claim comprising the Shore claim. We do not have an option in, own or lease any property other than the Shore claim.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Steven Bolton;
  *  Any member of the immediate family of any of the foregoing persons.


            Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  31  registered
shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after June 2, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 80,140 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended September 30, 2004 and the subsequent period to the date of this prospectus.

                               Annual Compensation

                                       Other Restricted  Options/ LTIP  Other
                                             Stock    *  SARs  payouts   Comp
Name       Title    Year Salary Bonus Comp. Awarded       (#)     ($)
--------------------------------------------------------------------------------
Elena      Pres.    2005   $0     0      0        0          0        0
Krioukova  CEO,Sec,
           Treas. & 2004   $0     0      0        0          0        0
           Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

A private company controlled by the spouse of the President provides accounting services to the Company. During the period ended March 31, 2005 the Company incurred $600.00 for accounting services, which were charged to operations.

We do not have any employment or consulting agreement with Mrs. Krioukova.

We do not pay Mrs. Krioukova any amount for acting as a director of the Company.




Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending September 30, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations

  c. Statement of Cash Flows; and

  d. Statement of Stockholders' Equity;

  e. Notes to Financial Statements
3. Unaudited financial statements for the period ending March 31, 2005, including:
  a. Interim Balance Sheet;

  b. Interim Statement of Operations;

  c. Interim Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Interim Financial Statement

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)

                                                                MORGAN & COMPANY
                                                           Chartered Accountants

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Stockholders
Scala Minerals Inc.
(An Exploration Stage Company)


We have audited the balance sheet of Scala Minerals Inc. (an exploration stage company) as at September 30, 2004 and the statements of operations, cash flows, and stockholders' equity for the period from June 2, 2004 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2004 and the results of its operations and its cash flows for the period from June 2, 2004 (date of inception) to September 30, 2004, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $7,436 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                            "Morgan & Company"

October 13, 2004                                          Chartered Accountants


Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

ASSETS

Current
     Cash                                                          $      25,764
================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                      $       4,300
     Due to a related party (Note 5)                                         100
                                                                     -----------
                                                                           4,400
                                                                     -----------

STOCKHOLDERS' EQUITY

Common Stock (Note 4)
     Authorized:
         75,000,000 shares with a par value of $0.001

     Issued and Outstanding:
          8,014,000 shares                                                 8,014

     Additional paid-in capital                                           20,786

Deficit Accumulated During The Exploration Stage                         (7,436)
                                                                     -----------
                                                                          21,364
                                                                     -----------

                                                                   $      25,764
================================================================================


Nature And Continuance Of Operations (Note 1)









    The accompanying notes are an integral part of these financial statements

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                             STATEMENT OF OPERATIONS

           PERIOD FROM JUNE 2, 2004 (INCEPTION) TO SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Expenses
     Office and sundry                                         $             136
     Professional fees                                                     4,300
     Mineral property costs                                                3,000
                                                                ----------------

Net Loss For The Period                                        $           7,436
================================================================================


Basic And Diluted Loss Per Share                               $          (0.01)
================================================================================


Weighted Average Number Of Shares Outstanding                          6,488,900
================================================================================



    The accompanying notes are an integral part of these financial statements

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

           PERIOD FROM JUNE 2, 2004 (INCEPTION) TO SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)

----------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the period                                                           $     (7,436)

     Change in non-cash working capital balance related to operations:
         Accounts payable and accrued liabilities                                              4,300
                                                                                       -------------
                                                                                             (3,136)
                                                                                       -------------

Cash Flows From Financing Activities
     Capital stock issued                                                                     28,800
     Advance from a related party                                                                100
                                                                                       -------------
                                                                                              28,900
                                                                                       -------------

Increase In Cash During The Period                                                            25,764

Cash, Beginning Of Period                                                                          -
                                                                                       -------------

Cash, End Of Period                                                                     $     25,764
====================================================================================================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                                                          $       -
         Income taxes                                                                      $       -
====================================================================================================



    The accompanying notes are an integral part of these financial statements

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

           PERIOD FROM JUNE 2, 2004 (INCEPTION) TO SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)

                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                                   COMMON SHARES           ADDITIONAL      DURING THE
                                           ----------------------------
                                                               PAR          PAID-IN       EXPLORATION
                                               NUMBER         VALUE         CAPITAL          STAGE         TOTAL
                                           ---------------------------------------------------------------------
Balance, June 2, 2004 (Date of inception)           -       $     -      $        -       $      -      $      -

Capital stock issued for cash:
     June 2004 at $0.001                    6,000,000         6,000               -              -         6,000
     June 2004 at $0.01                     1,200,000         1,200          10,800              -        12,000
     July 2004 at $0.01                       800,000           800           7,200              -         8,000
     July 2004 at $0.20                        14,000            14           2,786              -         2,800
Net loss for the period                             -              -              -         (7,436)      (7,436)
                                           ---------------------------------------------------------------------

Balance, September 30, 2004                 8,014,000       $ 8,014      $   20,786       $ (7,436)     $ 21,364
                                           =====================================================================


    The accompanying notes are an integral part of these financial statements

                              SCALA MINERALS INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)


1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on June 2, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $7,436 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in US dollars. The Company's fiscal year end is September 30.

     b)  Mineral Property Costs

         The Company has been in the exploration stage since its formation on June 2, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     e)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     f)  Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     g)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     h)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

     i)  Stock Based Compensation

         In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended September 30, 2004.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)  Stock Based Compensation (Continued)

         The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To September 30, 2004 the Company has not granted any stock options.

         The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

         The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

     j)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     k)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     l)  New Accounting Standards

         Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.


3.   MINERAL PROPERTY

     Pursuant to a mineral property option agreement dated July 6, 2004, the Company was granted an option to acquire a 100% undivided right, title and interest in two mineral claim units, known as the Shore claims, located in the Nicola Mining Division of British Columbia, Canada for:

     a)  Cash Payments totaling $13,000 as follows:

         -  $3,000  by July 2,  2004  (paid);  and
         - an  additional $10,000 by December 1, 2005.

     b)  Expenditure Commitments

         Incurring, or causing to be incurred, exploration and development work on the Claims totalling at least $150,000 by December 1, 2005, which work shall be conducted by the Company under the direction of a qualified geologist or project engineer, as follows:

         - $5,000 in expenditures on the Claims by July 1, 2005;
         - an additional $45,000 in expenditures on the Claims by July 1, 2006; and
         - an additional $100,000 in expenditures on the Claims by July 1, 2007.

     c)  Assessment Work

         Paying, or causing to be paid, to the Optionor, or on the Optionor's behalf, as the Company may determine, all Claims payments and assessment work required to keep the Claims and this Option in good standing during the term of this Agreement.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                            (Stated in U.S. Dollars)



4.   SHARE CAPITAL

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

     During the period from June 2, 2004 (Inception) to September 30, 2004, the Company issued 8,014,000 common shares for total cash proceeds of $28,800.

     At September 30, 2004, there were no outstanding stock options or warrants.


5.   RELATED PARTY BALANCES AND TRANSACTIONS

     a) The President provided a cash advance of $100 to the Company during the period ended September 30, 2004. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

     b) A private company controlled by the spouse of the President of the Company provides accounting services to the Company. During the period ended September 30, 2004, the Company incurred $300 for accounting services which were charged to operations.


6.   INCOME TAXES

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $7,436 which expire in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at September 30, 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

    Net operating loss                                             $       7,436
    Statutory tax rate                                                       34%
    Effective tax rate                                                         -
    Deferred tax asset                                             $       2,528
    Valuation allowance                                            $     (2,528)
                                                                   -------------

    Net deferred tax asset                                         $           -
                                                                   =============
                                       39

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)


                          INTERIM FINANCIAL STATEMENTS


                                  JUNE 30, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                              INTERIM BALANCE SHEET
                            (Stated in U.S. Dollars)

-------------------------------------------------------------------------------------------------------------------------
                                                                                   June 30,             September 30,
                                                                                     2005                   2004
                                                                              -------------------    --------------------
                                                                                 (unaudited)              (Note 2a)
ASSETS

Current
     Cash                                                                  $       16,373         $       25,764
=========================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                              $         5,149        $         4,300
     Due to a related party (Note 5)                                                     60                   100
                                                                              -------------------    --------------------
                                                                                     5,209                  4,400
                                                                              -------------------    --------------------

STOCKHOLDERS' EQUITY

Common Stock (Note 4)
     Authorized:
         75,000,000 shares with a par value of $0.001

     Issued and Outstanding:
          8,014,000 shares                                                           8,014                  8,014

     Additional paid-in capital                                                     20,786                 20,786

Deficit Accumulated During The Exploration Stage                                   (17,636)               (7,436)
                                                                              -------------------    --------------------
                                                                                    11,164                 21,364
                                                                              -------------------    --------------------

                                                                           $        16,373         $       25,764
=========================================================================================================================

Nature And Continuance Of Operations (Note 1)



The accompanying notes are an integral part of these financial statements

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                         INTERIM STATEMENT OF OPERATIONS
                                    Unaudited
                            (Stated in U.S. Dollars)


------------------------------------------------------------------------------------------------------------------------------
                                                                                             Period               Period
                                                    Three               Nine                  From                 From
                                                   Months              Months             June 2, 2004         June 2, 2004
                                                    Ended               Ended            (Inception) to       (Inception) to
                                                  June 30,            June 30,              June 30,             June 30,
                                                    2005                2005                  2004                 2005
                                               ----------------    ----------------     ------------------    ----------------
                                                 (Unaudited)         (Unaudited)          (Unaudited)           (Unaudited)
Expenses
     Assay                                  $              -    $            211    $               -      $            211
     Consulting                                            -               1,000                    -                 1,000
     Filing                                            3,325               3,452                    -                 3,452
     Office and sundry                                   945               1,063                   15                 1,199
     Professional fees                                   884               3,014                    -                 7,314
     Mineral property costs                                -                 660                    -                 3,660
     Travel                                                -                 800                    -                   800
                                               ----------------    ----------------     ------------------    ----------------

Net Loss For The Period                     $          5,154    $         10,200    $              15      $         17,636
==============================================================================================================================


Basic And Diluted Loss Per Share            $          (0.01)   $          (0.01)   $           (0.00)
===========================================================================================================


Weighted Average Number Of Shares                  8,014,000           8,014,000            1,537,445
Outstanding
==========================================================================================================





The accompanying notes are an integral part of these financial statements

                              SCALA MINERALS INC.
                         (An Exploration Stage Company)

                         INTERIM STATEMENT OF CASH FLOWS
                                    Unaudited
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------------------------------------

                                                                                            Period              Period
                                                                        Nine                 From                From
                                                                       Months            June 2, 2004        June 2, 2004
                                                                       Ended            (Inception) to      (Inception) to
                                                                      June 30,             June 30,            June 30,
                                                                        2005                 2004                2005
                                                                  -----------------    -----------------    ----------------
                                                                    (Unaudited)          (Unaudited)          (Unaudited)
Cash Flows From Operating Activities
     Net loss for the period                                   $          (10,200)  $         (     15)  $          (17,63)

     Change in non-cash working capital balance related to operations:
         Accounts payable and accrued liabilities                             849                    -                5,149
                                                                  -----------------    -----------------    ----------------
                                                                         (  9,351)            (     15)             (12,487)
                                                                  -----------------    -----------------    ----------------

Cash Flows From Financing Activities
     Capital stock issued                                                       -               18,000               28,800
     Advance from a related party                                      (       40)                 100                   60
                                                                  -----------------    -----------------    ----------------
                                                                       (       40)              18,100               28,860
                                                                  -----------------    -----------------    ----------------

Increase (Decrease) In Cash During The Period                            (  9,391)              18,085               16,373

Cash, Beginning Of Period                                                  25,764                    -                    -
                                                                  -----------------    -----------------    ----------------

Cash, End Of Period                                            $           16,373   $           18,085   $           16,373
============================================================================================================================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                              $                -   $                -   $                -
         Income taxes                                          $                -   $                -   $                -
===========================================================================================================================






    The accompanying notes are an integral part of these financial statements

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

             PERIOD FROM JUNE 2, 2004 (INCEPTION) TO JUNE 30, 2005
                                    Unaudited
                            (Stated in U.S. Dollars)



                                                                                                       DEFICIT
                                                                                                     ACCUMULATED
                                                            COMMON SHARES           ADDITIONAL        DURING THE
                                                     ----------------------------
                                                                        PAR          PAID-IN         EXPLORATION
                                                        NUMBER         VALUE         CAPITAL            STAGE             TOTAL
                                                     ----------------------------------------------------------------------------
Balance, June 2, 2004 (Date of inception)                   -       $      -      $       -       $         -         $        -

Capital stock issued for cash:
     June 2004 at $0.001                                6,000,000         6,000           -                 -              6,000
     June 2004 at $0.01                                 1,200,000         1,200         10,800              -             12,000
     July 2004 at $0.01                                   800,000           800          7,200              -              8,000
     July 2004 at $0.20                                    14,000            14          2,786              -              2,800
Net loss for the period                                     -              -              -              (7,436)          (7,436)
                                                     ----------------------------------------------------------------------------
Balance, September 30, 2004                             8,014,000   $     8,014   $     20,786    $      (7,436)      $   21,364

Net loss for the period                                     -              -              -             (10,200)         (10,200)
                                                     ----------------------------------------------------------------------------
Balance, June 30, 2005                                  8,014,000   $     8,014   $     20,786    $     (17,636)      $   11,164
                                                     ============================================================================






    The accompanying notes are an integral part of these financial statements

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                  JUNE 30, 2005
                                    Unaudited
                            (Stated in U.S. Dollars)


1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on June 2, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $17,636 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal period ended September 30, 2004.

         The results of operations for the nine months ended June 30, 2005 are not indicative of the results that may be expected for the full year.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                JUNE 30, 2005
                                    Unaudited
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Mineral Property Costs

         The Company has been in the exploration stage since its formation on June 2, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     c)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     e)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

                              SCALA MINERALS INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                  JUNE 30, 2005
                                    Unaudited
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     f)  Environmental Costs

     Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations.
     Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     g)  Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     h)  Basic and Diluted Net Loss Per Share

     The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

     i)  Stock Based Compensation

     In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                  JUNE 30, 2005
                                    Unaudited
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)  Stock Based Compensation (Continued)

         decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended September 30, 2004.

         The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To June 30, 2005, the Company has not granted any stock options.

         The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

         The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

     j)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                  JUNE 30, 2005
                                    Unaudited
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     k)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     l)  New Accounting Standards

     Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

3.   MINERAL PROPERTY

     Pursuant to a mineral property option agreement dated July 6, 2004, as amended on June 30, 2005, the Company was granted an option to acquire a 100% undivided right, title and interest in a mineral claim unit, known as the Shore claim (formerly Shore claims), located in the Nicola Mining Division of British Columbia, Canada for:

     a)  Cash Payments totaling $13,000 as follows:

         -  $3,000  by July 2,  2004  (paid);  and
         -  an  additional  $10,000  by December 1, 2005.

     b)  Expenditure Commitments

     Incurring, or causing to be incurred, exploration and development work on the Claims totalling at least $155,000 by July 1, 2007, which work shall be conducted by the Company under the direction of a qualified geologist or project engineer, as follows:

     - $10,000 in  expenditures  on the  Claims by  January  1,  2006;
     - an additional $45,000 in expenditures on the Claims by July 1, 2006; and
     - an additional $100,000 in expenditures on the Claims by July 1, 2007.

     c)  Assessment Work

     Paying, or causing to be paid, to the Optionor, or on the Optionor's behalf, as the Company may determine, all Claims payments and assessment work required to keep the Claims and this Option in good standing during the term of this Agreement.

                               SCALA MINERALS INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                  JUNE 30, 2005
                                    Unaudited
                            (Stated in U.S. Dollars)


4.   SHARE CAPITAL

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

     During the period from June 2, 2004 (Inception) to September 30, 2004, the Company issued 8,014,000 common shares for total cash proceeds of $28,800.

     At June 30, 2005, there were no outstanding stock options or warrants.


5.   RELATED PARTY BALANCES AND TRANSACTIONS

     A private company controlled by the President of the Company provides filing services to the Company. During the nine months ended June 30, 2005, the Company incurred $3,000 for filing services which were charged to operations.

     A private company controlled by the spouse of the President of the Company provides accounting services to the Company. During the nine months ended June 30, 2005, the Company incurred $984 for accounting services which were charged to operations.

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    127.05
Transfer Agent fees                                         $  1,200.00
Accounting and auditing fees and expenses                   $  4,000.00
Legal fees and expenses                                     $  4,000.00
Edgar filing fees                                           $    700.00
                                                            -----------
Total                                                       $ 10,027.05
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to a one purchaser on June 16, 2004. The total amount received from this offering was $3,000. Of these shares, all 3,000,000 were sold to Mrs. Elena Krioukova. Mrs. Krioukova is our president, chief executive officer, secretary, treasurer and a director. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to a total of 6 purchasers on June 29, 2004. The total amount received from this offering was $3,000. We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of 10 purchasers on June 30, 2004. The total amount received from this offering was $20,000. We completed an offering of 14,000 shares of our common stock at a price of $0.20 per share to a total of 14 purchasers on July 9, 2004. The total amount received from this offering was $2,800. We completed these offerings pursuant to Regulation S of the Securities Act. The purchasers in these offerings were as follows:

      Name of Subscriber                Number of Shares
      ------------------                ----------------
      Stoyan Karagiozov                     500,000
      Elena Stepanova                       500,000
      Michael Dubman                        500,000
      Nadejda Jirniaguina                   500,000
      Elena Dubman                          500,000
      Oleg Stepanov                         500,000
      Elena Ilina                           200,000
      Allanah Stevens                       200,000
      Ani Karagiozova                       200,000
      Alexei Jirniaguine                    200,000
      Alix Simpson                          200,000
      Erik Bailey                           200,000
      Ekaterina Krioukova                   200,000
      Matthew Steele                        200,000
      Drew Simpson                          200,000
      Thomas Steele                         200,000
      Aliaksandr Monich                       1,000
      Ihar Markhvida                          1,000
      Sean Bingham                            1,000
      Caitlin Krantz                          1,000
      John Simpson                            1,000
      Ryan Vachon                             1,000
      Kelly Vachon                            1,000
      Sanja Sivic                             1,000
      Milica Sivic                            1,000
      Alix Simpson                            1,000
      Abid Sivic                              1,000
      Lioudmila Tchvialeva                    1,000
      Matthew Hora                            1,000
      Jason LeGoff                            1,000


Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number             Description

  3.1*            Articles of Incorporation
  3.2*            Bylaws
  5.1**           Legal opinion of Craig J. Shaber, with consent to use
 10.1*            Mineral Property Option Agreement dated
                  July 6, 2004
 10.2             Mineral Property Option Amending Agreement dated June
                  30, 2005
 23.1             Consent of Morgan & Company, CA's
 23.2**           Consent of Dr. Molak, Ph.D., P.Geo.
 99.1**           Location map

* filed as an exhibit to our registration statement on Form SB-2 filed on December 23, 2004.

** filed as an exhibit to our registration statement on Form SB-2 filed on June 3, 2005.


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 9, 2005.

                                            Scala Minerals, Inc.

                                            By:/s/ Elena Krioukova
                                            ------------------------------
                                            Elena Krioukova
                                            President, Chief Executive Officer,
                                            and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Elena Krioukova      President, Chief Executive      August 9, 2005
-----------------------  Officer, and Director
Elena Krioukova

/s/ Elena Krioukova      Secretary, Treasurer
-----------------------  principal accounting            August 9, 2005
Elena Krioukova          officer, principal financial
                         officer and director